Exhibit q.3

POWER OF ATTORNEY

Each of the undersigned managers of Blackstone Alternative Multi-Manager Sub Fund III L.L.C., Blackstone Alternative Multi-Manager Sub Fund IV L.L.C., Blackstone Alternative Multi-Strategy Sub Fund III L.L.C., and Blackstone Alternative Multi-Strategy Sub Fund IV L.L.C. (each, a “Sub Fund” and collectively, the “Sub Funds”) constitutes and appoints Brian Gavin and Peter Koffler, and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to him to sign for him or her, and in his or her name and in the capacities indicated below with respect to each Sub Fund, any one or more Registration Statements on Form N-1A in connection with the registration of Blackstone Alternative Investment Funds (the “Trust”) under the Investment Company Act of 1940, as amended (the “1940 Act”) and in connection with the registration of any offering of shares of beneficial interest of a series of the Trust under the Securities Act of 1933, as amended (the “1933 Act”), including specifically (but without limiting the generality of the foregoing) all pre-effective and post-effective amendments to any such Registration Statement, and any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1940 Act, the 1933 Act, and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorney or his substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ John M. Brown	Manager	November 17, 2015
John M. Brown

/s/ Paul J. Lawler	Manager	November 17, 2015
Paul J. Lawler

/s/ Frank J. Coates	Manager	November 17, 2015
Frank J. Coates

/s/ Kristen M. Leopold	Manager	November 17, 2015
Kristen M. Leopold